                                             February 24, 1997






Stanley Berk
3615 Malibu Country Drive
Malibu, CA 90265

Dear Stan:

     This letter is delivered pursuant to that certain Settlement Agreement and General Release (the "Settlement Agreement") of even date herewith by and between you, Stephen P. Grayson, individually and on behalf of the Stephen P. Grayson Profit Sharing Plan (collectively,"Grayson") and Stanley Berk & Associates, a partnership of which you and Grayson are the general partners ("SB&A"), (collectively, you, Grayson and SB&A are referred to herein as the "Berk Parties"), on the one hand, and Karl-Magnus S. Karlsson and Scoop, Inc., a California corporation (the "Company"), on the other hand. This letter sets forth the terms and conditions upon which I grant to you, Stanley Berk, an option (the "Option") to purchase shares of Common Stock of the Company currently owned by me.

     1. OPTION SHARES AND EXERCISE PRICE. I hereby grant to you the right to purchase 11,250 shares of the Company's Common Stock (the "Shares"), at a per share exercise price equal to 120% of the initial public offering price of the Company's Common Stock (the "Exercise Price"), subject to the terms and conditions set forth herein. In the event the Company does not complete an initial public offering of its Common Stock ("IPO") by June 30, 1997, the Exercise Price shall be $7.20 per share.

     2. EXERCISE PERIOD. The Option may be exercised by you as to all or, subject to the proviso below, any lesser number of Shares at any time and from time to time during the period (the "Exercise Period") from and after 6:30 a.m. Pacific Standard time on the earlier of the date the IPO is consummated or July 1, 1997, and until 5:00 p.m. Pacific Standard time on February 23, 2000 (the "Expiration Date"); provided, however, that the Exercise Period shall expire and the Option shall terminate immediately in the event any of the Berk Parties commits the breach described in paragraph 2.6 of the Settlement Agreement or materially breaches paragraph 1.5, paragraph 1.6 or any other term, provision or covenant of the Settlement Agreement; and provided further, that the Option shall be exercisable in multiples of 2,500 Shares unless all of the Shares covered by the Option are being exercised.

Stanley Berk
Page 2

     3. EXERCISE OF OPTION. You may exercise the Option as to all or any permitted multiple of the Shares from time to time during the Exercise Period by delivering to me at the principal executive office of the Company at 2540 Red Hill Avenue, Suite 100, Santa Ana, California 92705 or at such other address as I may designate in writing to you: (i) written notice of such exercise and (ii) payment in cash or by certified or bank cashier's check of the aggregate Exercise Price for the Shares being purchased pursuant to such exercise.

       4.  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If during the Exercise
Period the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number of Shares (or other securities) then subject to the Option and the Exercise Price will be made effective as of the date of such occurrence so that upon exercising the Option immediately after such event, you would be entitled to receive the number of Shares or other securities that you would have owned immediately following such event if you had exercised the Option immediately prior to such event. Whenever the number of Shares purchasable upon the exercise of the Option is adjusted, as herein provided, the per share Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Option immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

     5. REPRESENTATIONS AND WARRANTIES. You represent and warrant to me as follows, and agree that any exercise of the Option will constitute your acknowledgment that such representations and warranties are true and correct as if made effective as of the date of such exercise:

     (i) You are acquiring the Option and, upon exercise of the Option will be acquiring any Shares covered thereby, for your own account as principal, not as a nominee or agent, for investment purposes only and not with a view to resell or otherwise distribute or transfer the Option or any such Shares and no other individual and entity (collectively, "Person") has a direct or indirect beneficial interest in the Option or in any of the Shares. Further, you do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations with respect to the Option or any Shares to such Person or to any third Person.

Stanley Berk
Page 3

     (ii) You have such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares. You understand that the Shares are a speculative investment which involve a high degree of risk of loss of the entire investment. Any exercise of the Option will constitute your representation and warranty that you (a) have obtained such information concerning the Company as you have deemed necessary to evaluate the merits and risks of an investment in the Shares, (b) have determined, based solely upon your own evaluation of such information, that the Shares are a suitable investment for it and (c) have not relied on any oral or written representations or warranties made by me, the Company or any officer, employee or agent of either in connection with making an investment in the Shares.

    (iii) You understand that any investment in the Shares is an illiquid investment. In particular, you recognize that (a) you must bear the economic risk of any investment in the Shares for an indefinite period of time since neither the Option or the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore neither the Option or the Shares can be assigned, sold, transferred or otherwise disposed of unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel acceptable to the Company to that effect is obtained (if requested by the Company), and (b) no established market for the Company's Common Stock currently exists and it is possible that no public market for the Company's Common Stock will develop in the future. You also understand that the certificates representing any Shares acquired by you upon exercise of the Option will bear restrictive legends identifying such Shares as "restricted securities," as such term is defined under Rule 144 promulgated under the Securities Act, as well as any other legends which may be required under applicable federal or state securities laws.

     (iv) You are an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing representations and warranties in this paragraph 5 shall survive any exercise(s) of the Option.

     6. DISPUTE RESOLUTION. In the event any dispute arises with respect to this letter agreement, such dispute shall be resolved by an arbitrator mutually acceptable to you and me. If we cannot agree on an arbitrator, we will each select on arbitrator and then the two arbitrators so selected will select a third arbitrator who will resolve the dispute. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

Stanley Berk
Page 4


     Please acknowledge your acceptance of the terms and conditions described above by executing this letter where indicated below and returning it to me.



                              /S/ KARL-MAGNUS S. KARLSSON
                              ------------------------------
                              Karl-Magnus S. Karlsson


Accepted and Agreed
as of February 24, 1997


/s/ STANLEY BERK
-----------------
 STANLEY BERK